Park Sterling Corporation

2013Q2 Earnings Conference Call

July 26, 2013

Forward Looking Statements and Non-GAAP Measures

PARKSTERLING

Forward Looking Statements

This presentation contains, and Park Sterling and its management may make, certain statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words such as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," "goal," "target" and similar expressions. Park Sterling cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: failure to realize synergies and other financial benefits from the Citizens South merger within the expected time frames; increases in expected costs or decreases in expected savings or difficulties related to integration of the merger; inability to identify and successfully negotiate and complete additional combinations with potential merger partners or to successfully integrate such businesses into Park Sterling, including the company's ability to adequately estimate or to realize the benefits and cost savings from and limit any unexpected liabilities acquired as a result of any such business combination; the effects of negative or soft economic conditions or a "double dip" recession, including stress in the commercial real estate markets or delay or failure of recovery in the residential real estate markets; changes in consumer and investor confidence and the related impact on financial markets and institutions; changes in interest rates; failure of assumptions underlying the establishment of allowances for loan losses; deterioration in the credit quality of the loan portfolio or in the value of the collateral securing those loans; deterioration in the value of securities held in the investment securities portfolio; fluctuations in the market price of the common stock, regulatory, legal and contractual requirements, other uses of capital, the company's financial performance, market conditions generally, and future actions by the board of directors, in each case impacting repurchases of common stock, declaration of dividends or redemption of preferred stock; legal and regulatory developments, including changes in the federal risk-based capital rules; increased competition from both banks and nonbanks; changes in accounting standards, rules and interpretations, inaccurate estimates or assumptions in accounting, including acquisition accounting fair market value assumptions and accounting for purchased credit-impaired loans, and the impact on Park Sterling's financial statements; and management's ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk.

Forward-looking statements speak only as of the date they are made, and Park Sterling undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

NON-GAAP FINANCIAL MEASURES

Certain financial measures contained herein represent non-GAAP financial measures. For more information about these non-GAAP financial measures and the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations, see the appendix in this presentation.

Second Quarter Highlights

PARKSTERLING

Strong Financial Performance (1)

- Record quarterly earnings
  - Adjusted net income available to common shareholders* increased $207,000 (6%) to $4.0 million, or $0.09 per share
  - Adjusted net interest margin* increased 2 basis points to 4.17%
  - Adjusted total revenues* increased $1.4 million (6%) to $22.7 million
  - Adjusted annualized return on average assets* increased 4 basis points to 0.81%
- Continued asset quality improvement
  - Nonperforming loans to total loans decreased from 1.29% to 1.13%
  - Nonperforming assets to total assets decreased from 1.93% to 1.58%
  - Annualized net charge-offs remain modest at 0.08%
  - Adjusted allowance to total loans* of 4.22%
- Balance sheet remains strong
  - Tangible common equity to tangible assets* of 11.48%
  - Tier 1 leverage ratio of 11.91%
- Announced capital management actions
  - Initiating quarterly cash dividend on common shares of $0.02 per share in third quarter
  - Evaluating possible redemption of Series C Preferred Stock ($20.5 million)

* Non-GAAP financial measure (reconciliation to the most comparable GAAP measure is presented in the Appendix).
(1) Comparisons to March 31, 2013 and the three months then ended.

Earnings Profile

PARKSTERLING

Three Month Results

	2012Q2	2012Q3	2012Q4	2013Q1	2013Q2
Net Income					
Total interest income	$ 11,642	$ 11,431	$ 21,422	$ 19,323	$ 20,144
Total interest expense	1,542	1,460	1,890	1,587	1,473
Net interest income	10,100	9,971	19,532	17,736	18,671
Provision for loan losses	899	7	994	309	75
Net interest income after provision	9,201	9,964	18,538	17,427	18,596
Noninterest income	2,563	3,318	3,808	3,568	4,106
Noninterest expense	10,835	12,203	20,253	16,031	16,922
Pretax income	929	1,079	2,093	4,964	5,780
Tax expense	251	459	771	1,724	1,968
Net income	$ 678	$ 620	$ 1,322	$ 3,240	$ 3,812
Preferred dividends	-	-	51	51	302
Net income available to common	$ 678	$ 620	$ 1,271	$ 3,189	$ 3,510
Net income available to common per share	$ 0.02	$ 0.02	$ 0.03	$ 0.07	$ 0.08
Weighted average dilutive shares	*32,120,402*	*32,138,554*	*44,025,874*	*44,069,053*	*44,204,581*
Adjusted Net Income*					
Reported pretax income	$ 929	$ 1,079	$ 2,093	$ 4,964	$ 5,780
Plus: merger-related expenses	434	1,364	3,167	836	822
Less: gain on sale of securities	(489)	(989)	-	-	(104)
Adjusted pretax income	874	1,454	5,260	5,800	6,498
Tax expense	281	467	1,691	1,995	2,235
Adjusted net income	$ 593	$ 987	$ 3,569	$ 3,805	$ 4,263
Preferred dividends	-	-	51	51	302
Adjusted net income available to common	$ 593	$ 987	$ 3,518	$ 3,754	$ 3,961
Adjusted net income available to common per share	$ 0.02	$ 0.03	$ 0.08	$ 0.09	$ 0.09

- Record net income available to common shareholders of $3.5 million, or $0.08 per share, in 2013Q2
  - Increase of $321,000 (10%) from $3.2 million, or $0.07 per share, in 2013Q1
- Record adjusted net income available to common shareholders* of $4.0 million, or $0.09 per share, in 2013Q2 (excludes merger-related expenses and gain on sale of securities)
  - Increase of $207,000 (6%) from $3.8 million, or $0.09 per share, in 2013Q1
  - Earnings growth supported by stronger revenues and lower provision expense
- Series C Preferred Stock dividends increased $251,000 (492%)
  - Higher dividend rate driven by decline in acquired eligible loans
  - Includes $152,000 for prior period adjustments

(Unaudited; $ in thousands, except per share amounts. Net interest income includes accretion from purchase accounting adjustments associated with acquired loans.)
** Non-GAAP financial measure (reconciliation to the most comparable GAAP measure is presented in the table above).*

Net Interest Income

PARKSTERLING

Three Month Results

	2012Q2	2012Q3	2012Q4	2013Q1	2013Q2
Average Balance					
Loans, including fees	$ 729,163	$ 719,397	$ 1,388,627	$ 1,346,603	$ 1,337,318
Securities	234,811	219,926	269,152	262,795	308,267
Other earning assets	48,596	59,346	125,143	122,968	96,727
Total earning assets	1,012,570	998,669	1,782,922	1,732,366	1,742,312
Interest bearing deposits	689,819	668,366	1,388,241	1,354,002	1,327,566
Borrowed funds	68,685	68,883	83,323	85,941	79,187
Total interest-bearing liabilities	758,504	737,249	1,471,564	1,439,943	1,406,753
Interest Income (Expense) (non-tax equivalent basis)					
Loans, including fees	$ 10,416	$ 10,346	$ 20,269	$ 18,140	$ 18,805
Securities	1,183	1,035	1,063	1,105	1,263
Other earning assets	43	50	90	78	76
Total interest income	11,642	11,431	21,422	19,323	20,144
Interest expense - deposits	(1,053)	(971)	(1,268)	(1,015)	(906)
Interest expense - borrowed funds	(489)	(489)	(622)	(572)	(567)
Total interest expense	(1,542)	(1,460)	(1,890)	(1,587)	(1,473)
Net interest income	$ 10,100	$ 9,971	$ 19,532	$ 17,736	$ 18,671
Average Yield and Rate (non-tax equivalent basis)					
Loans, including fees	5.75%	5.72%	5.81%	5.46%	5.64%
Securities	2.03%	1.87%	1.57%	1.71%	1.64%
Other earning assets	0.36%	0.34%	0.29%	0.26%	0.32%
Total earning assets	4.62%	4.55%	4.78%	4.52%	4.64%
Interest bearing deposits	-0.61%	-0.58%	-0.36%	-0.30%	-0.27%
Borrowed funds	-2.86%	-2.82%	-2.97%	-2.70%	-2.87%
Total interest-bearing liabilities	-0.82%	-0.79%	-0.51%	-0.45%	-0.42%
Net interest spread	3.81%	3.77%	4.27%	4.08%	4.22%
Net interest margin	4.01%	3.97%	4.36%	4.15%	4.30%
Adjusted net interest margin*	3.90%	3.98%	4.13%	4.15%	4.17%

- Average earning assets increased $9.9 million (1%) in 2013Q2 to $1.74 billion
  - Average loans decreased $9.3 million (1%) to $1.34 billion, driven by decrease in acquired loans
  - Average securities increased $45.5 million (17%) to $308.3 million, driven by deployment of cash
- Net interest income increased $935,000 (5%) in 2013Q2 to $18.7 million
  - Driven by higher average earning assets and improved net interest margin
  - Includes accelerated accretion of $560,000
- Net interest margin increased 15 basis points in 2013Q2 to 4.30%
- Adjusted net interest margin* (excludes accelerated accretion) increased 2 basis points in 2013Q2 to 4.17%
  - Continue to benefit from disciplined loan and deposit pricing

(Unaudited; $ in thousands. Net interest income includes accretion from purchase accounting adjustments associated with acquired loans.)
** Non-GAAP financial measure (reconciliation to the most comparable GAAP measure is presented in the Appendix).*

Noninterest Income

PARK STERLING

Three Month Results

	2012Q2	2012Q3	2012Q4	2013Q1	2013Q2
Noninterest Income					
Service charges on deposit accts	$ 299	$ 324	$ 879	$ 764	$ 616
Mortgage banking income	540	662	815	968	977
Income from wealth mgmt activities	661	665	693	708	731
ATM and card income	223	207	664	598	830
Income from bank-owned life insurance (BOLI)	260	294	450	381	528
Gain on sale of securities available for sale	489	989	-	-	104
Other noninterest income	91	177	307	149	320
Total noninterest income	$ 2,563	$ 3,318	$ 3,808	$ 3,568	$ 4,106
Adjusted Noninterest Income*					
Total noninterest income	$ 2,563	$ 3,318	$ 3,808	$ 3,568	$ 4,106
Less: gain on sale of securities	(489)	(989)	-	-	(104)
Adjusted noninterest income	$ 2,074	$ 2,329	$ 3,808	$ 3,568	$ 4,002
Memo Items					
Discretionary assets held	$ 235,148	$ 248,997	$ 248,026	$ 287,816	$ 299,679
Non-discretionary assets held	434,522	465,742	453,607	515,113	491,921
Total wealth management assets	$ 669,670	$ 714,739	$ 701,633	$ 802,929	$ 791,600
Mortgage origination - purchase	$ 9,683	$ 12,991	$ 7,112	$ 8,391	$ 10,287
Mortgage origination - refinance	23,388	25,519	25,791	20,425	22,710
Mortgage origination - construction	14,868	14,175	13,733	11,022	11,825
Total mortgage origination	$ 47,939	$ 52,685	$ 46,637	$ 39,839	$ 44,822

- Noninterest income increased $538,000 (15%) in 2013Q2 to $4.1 million
- Adjusted noninterest income* (excludes gain on sale of securities of $104,000) increased $434,000 (12%) in 2013Q2 to $4.0 million
  - Service charges on deposit accounts decreased $148,000 (19%), driven by lower NSF fees
  - Income from mortgage banking and wealth management activities increased modestly
  - ATM and card income increased $232,000 (39%), due in part to a rebound from the prior quarter's conversion related shortage
  - BOLI income increased $147,000 (39%), due in part to timing of payments
  - Other noninterest income increased $171,000 (115%)
    - SBIC investment income increased $97,000

(Unaudited; $ in thousands)
** Non-GAAP financial measure (reconciliation to the most comparable GAAP measure is presented in the table above).*

Noninterest Expenses

PARKSTERLING

Three Month Results

	2012Q2	2012Q3	2012Q4	2013Q1	2013Q2
Noninterest Expenses					
Salaries and employee benefits	$ 5,871	$ 6,314	$ 11,041	$ 8,778	$ 8,800
Occupancy and equipment	910	928	1,942	1,908	1,980
Data processing and service fees	696	784	1,599	1,653	1,640
Legal and professional fees	614	1,181	1,077	893	861
Deposit charges and FDIC insurance	250	261	473	487	409
Communication fees	196	198	319	432	448
Postage and supplies	124	112	360	329	298
Loan and collection expense	295	434	248	326	679
Core deposit intangible amortization	102	102	257	257	257
Advertising and promotion	108	144	367	220	150
Net cost of operation of OREO	809	964	1,167	(428)	(36)
Other noninterest expense	860	781	1,403	1,176	1,436
Total noninterest expenses	$ 10,835	$ 12,203	$ 20,253	$ 16,031	$ 16,922
Memo Items					
Total noninterest expenses	$ 10,835	$ 12,203	$ 20,253	$ 16,031	$ 16,922
Merger-related expense	434	1,364	3,167	836	822
Adjusted noninterest expenses*	$ 10,401	$ 10,839	$ 17,086	$ 15,195	$ 16,100
Stock expense (non-cash)	$ 508	$ 508	$ 513	$ 525	$ 539
FTE headcount (#)	269	271	458	450	452

- Noninterest expenses increased $891,000 (6%) in 2013Q2 to $16.9 million
- Adjusted noninterest expenses* (excludes merger-related expenses) increased $905,000 (6%) in 2013Q2 to $16.1 million
  - Loan and collection expense increased $353,000 due primarily to higher appraisal fees
  - Net cost of operation of OREO increased $392,000 due to lower gain on sales, yet remained a net recovery
  - Other noninterest expense increased $260,000
    - Due in part to investment in retail banking growth initiatives

(Unaudited; $ in thousands)

** Non-GAAP financial measure (reconciliation to the most comparable GAAP measure is presented in table above)*

Peer Group Comparisons – Earnings Profile

PARKSTERLING

Adjusted Return on Average Assets (%)* (annualized)



0.81 0.40 0.31 0.98 0.60 0.21 1.01 0.67 0.31 1.00 0.72 0.52
0.21 0.24 0.35 0.22 0.69 0.25 0.77 0.65 0.81 0.72
2012Q2 2012Q3 2012Q4 2013Q1 2013Q2
75th % 50th % 25th % PSTB (adj)* PSTB

Adjusted Return on Average Equity (%)* (annualized)



7.65 4.51 2.44 9.13 6.55 2.22 9.26 6.78 3.18 8.43 7.60 5.35
1.23 1.40 2.00 1.26 5.44 1.96 5.90 5.01 6.07 5.38
2012Q2 2012Q3 2012Q4 2013Q1 2013Q2
75th % 50th % 25th % PSTB (adj)* PSTB

Adjusted Net Interest Margin (%)* (annualized)



4.58 4.12 3.64 4.58 4.12 3.64 4.54 4.10 3.49 4.44 4.17 3.67
4.01 3.90 3.97 3.98 4.36 4.13 4.15 4.15 4.30 4.17
2012Q3 2012Q3 2012Q4 2013Q1 2013Q2
75th % 50th % 25th % PSTB (adj)* PSTB

Cost of Interest Bearing Liabilities (%) (annualized)



1.00 0.81 0.74 0.96 0.79 0.65 1.01 0.78 0.59 0.91 0.69 0.51
0.82 0.79 0.51 0.45 0.42
2012Q2 2012Q3 2012Q4 2013Q1 2013Q2
75th % 50th % 25th % PSTB

Source: SNL and company data

** Non-GAAP financial measure (reconciliation to the most comparable GAAP measure is presented in the Appendix).*

Peer group percentiles include publicly-held depository institutions identified in Appendix.

Balance Sheet Profile

Period-End Balance Sheet Composition

	2012Q2	2012Q3	2012Q4	2013Q1	2013Q2
Cash and equivalents	$ 75,148	$ 106,536	$ 184,142	$ 122,265	$ 112,710
Securities	227,691	191,401	252,993	304,986	335,625
Loans held for sale	5,331	6,095	14,147	11,659	10,985
Total loans - non-covered	712,506	708,283	1,255,019	1,237,813	1,219,513
Total loans - covered	-	-	101,688	91,936	85,146
Allowance for loan losses	(9,431)	(9,207)	(10,591)	(10,749)	(10,847)
FDIC loss share receivable	-	-	18,697	15,340	14,848
Bank-owned life insurance	26,689	26,945	46,133	46,546	47,019
Deferred tax asset	26,689	29,087	42,629	40,843	42,298
OREO - non-covered	14,744	13,028	18,427	13,597	9,741
OREO - covered	-	-	6,646	7,654	6,542
Goodwill and intangibles	4,439	4,337	34,375	34,118	33,860
Other assets	35,313	33,683	68,489	67,563	65,483
Total assets	$1,119,119	$1,110,188	$2,032,794	$1,983,571	$1,972,923
Noninterest bearing deposits	$ 158,838	$ 165,899	$ 243,495	$ 256,931	$ 265,246
Interest bearing deposits	683,196	665,776	1,388,509	1,337,890	1,327,859
Total borrowings	69,172	68,727	101,716	87,060	78,988
Other liabilities	13,727	13,982	23,372	22,705	23,773
Total liabilities	924,933	914,384	1,757,092	1,704,586	1,695,866
Preferred equity	-	-	20,500	20,500	20,500
Common equity	194,186	195,804	255,202	258,485	256,557
Total liabilities and shareholders' equity	$1,119,119	$1,110,188	$2,032,794	$1,983,571	$1,972,923
Tangible book value per share*	$ 5.90	$ 5.96	$ 5.02	$ 5.09	$ 5.04
Period end dilutive shares	*32,138,367*	*32,138,367*	*44,007,593*	*44,079,905*	*44,143,301*
Memo Items					
Tangible common equity to tangible assets*	17.02%	17.31%	11.05%	11.51%	11.48%

- Balance sheet decreased $10.7 million (1%) in 2013Q2 to $1.97 billion
  - Cash and equivalents decreased $9.6 million (8%)
  - Securities increased $30.6 million (10%)
  - Total loans (excluding LHFS) decreased $25.1 million (2%)
  - Total OREO decreased $5.0 million (23%)
- Capitalization remains strong with tangible common equity to tangible assets* of 11.48%
  - Decrease from prior quarter driven by $6.0 million swing in other comprehensive income (decrease in AFS securities values)
- Capital initiatives include (see "Capital Management" slide)
  - Initiation in the third quarter of $0.02 per share quarterly dividend on common shares
  - Possible redemption of $20.5 million Series C Preferred Stock

(Unaudited; 2012Q4 derived from audited financial statements. Revised to reflect measurement period adjustments to goodwill. $ in thousands)
** Non-GAAP financial measure (reconciliation to the most comparable GAAP measure is presented in the Appendix).*

Loan Mix – By Type

PARKSTERLING

Period-End Loan Mix – By Type

	2012Q2	2012Q3	2012Q4	2013Q1	2013Q2
Commercial and industrial (C&I)	$ 67,821	$ 70,155	$ 119,132	$ 118,796	$ 124,773
CRE - Owner-occupied (CRE-OO)	161,467	161,360	299,417	285,353	274,043
CRE - Investor owned (CRE-NOO)	197,368	206,808	371,956	367,434	368,556
Acquisition, construction and development	86,612	81,027	140,661	140,869	129,154
Other commercial	13,486	13,059	5,628	4,894	3,521
Total commercial loans	526,754	532,409	936,794	917,346	900,047
Residential mortgage	66,876	58,062	188,532	180,368	180,195
Home equity lines of credit (HELOC)	83,661	82,690	163,625	156,802	148,686
Residential construction	25,559	25,872	52,811	55,205	52,669
Other loans to individuals	10,119	9,839	15,554	20,237	22,896
Total consumer loans	186,215	176,463	420,522	412,612	404,446
Deferred costs (fees)	(463)	(589)	(609)	(209)	166
Total loans	$ 712,506	$ 708,283	$1,356,707	$1,329,749	$1,304,659
Memo Items					
Non-acquired loans	$ 402,357	$ 419,193	$ 507,907	$ 557,646	$ 609,414
Acquired performing loans	262,104	246,267	614,518	556,135	493,660
Acquired purchased credit impaired (PCI) loans	48,045	42,823	234,282	215,968	201,585
Total loans	$ 712,506	$ 708,283	$1,356,707	$1,329,749	$1,304,659
Acquired performing and PCI as % of total loans	44%	41%	63%	58%	53%

2013Q2



C&I
10%
CRE - OO
21%
CRE - NOO
28%
AC&D
10%
Resi
Mortgage
14%
HELOC
11%
Resi
Construct
4%
Consumer
2%

- Total loans (excluding LHFS) decreased $25.1 million (2%) in 2013Q2 to $1.30 billion
  - C&I loans increased $6.0 million (5%) despite competitive environment
  - Purchase credit impaired (PCI) loans decreased $14.4 million (7%)
  - Approximately 53% of period end loans continue to carry acquisition accounting fair market value adjustments (see "Acquired Loan Accounting" slide)

(Unaudited; 2012Q4 derived from audited financial statements. $ in thousands)

Loan Mix – By Geography

PARKSTERLING

Period-End Loan Mix – By Geography

	2013Q1		2013Q2	
	$	%	$	%
Metro markets	532,588	39.7%	544,908	41.4%
Community markets	498,513	37.2%	446,672	34.0%
Central units	310,307	23.1%	324,064	24.6%
Total loans and loans held for sale	$1,341,408	100.0%	$1,315,644	100.0%

2013Q2


Central Units 25%
Metro Markets 41%
Community Markets 34%

- Metro market loans increased $12.3 million (2% quarterly; 9% annualized) in 2013Q2 to $544.9 million
  - Led by Charlotte and Raleigh markets
- Community market loans decreased $51.8 million (10% quarterly) in 2013Q2
  - Continued shrinkage in acquired loans driven in part by competitive pricing and structuring, particularly for owner-occupied loans
- Central unit loans increased $13.8 million (4% quarterly)
  - Includes mortgage, asset-based lending, builder finance and special assets as well as the acquisition accounting fair market value adjustments

(Unaudited; $ in thousands)

Acquired Loan Accounting

PARKSTERLING

Acquired Loan Accounting

	2012Q2	2012Q3	2012Q4	2013Q1	2013Q2
Acquired Loans					
Performing acquired loans	$ 270,461	$ 254,180	$ 619,498	$ 560,318	$ 500,130
Less: remaining FMV adjustments	(8,357)	(7,913)	(9,526)	(7,916)	(6,470)
Performing acquired loans, net	262,104	246,267	609,972	552,402	493,660
FMV adjustments %	-3.09%	-3.11%	-1.54%	-1.41%	-1.29%
PCI loans	63,952	56,422	161,062	152,324	143,430
Less: remaining FMV adjustments	(15,907)	(13,599)	(23,745)	(24,120)	(23,085)
PCI loans, net	48,045	42,823	137,317	128,204	120,345
FMV adjustments %	-24.87%	-24.10%	-14.74%	-15.83%	-16.09%
Covered (performing and PCI)	-	-	121,959	109,094	95,864
Less: remaining FMV adjustments	-	-	(20,448)	(17,597)	(14,624)
Covered, net	-	-	101,511	91,497	81,240
FMV adjustments %			-16.77%	-16.13%	-15.25%
Total acquired loans, net	$ 310,149	$ 289,090	$ 848,800	$ 772,103	$ 695,245
Memo Items					
Acquired performing loans	$ 262,104	$ 246,267	$ 614,518	$ 556,135	$ 493,660
Acquired PCI loans	48,045	42,823	234,282	215,968	201,585
Total acquired loans	$ 310,149	$ 289,090	$ 848,800	$ 772,103	$ 695,245
Aggregate FMV adjustment	$ (24,264)	$ (21,512)	$ (53,719)	$ (49,633)	$ (44,179)
Aggregate FMV adjustment to total acquired loans	-7.82%	-7.44%	-6.33%	-6.43%	-6.35%
Accretion to interest income	$ 1,022	$ 1,302	$ 3,924	$ 3,575	$ 4,035
Period end accretable yield	16,437	18,423	42,734	45,567	42,248

- Remain comfortable with adequacy of remaining FMV acquisition accounting adjustments for acquired loans
  - Remaining FMV adjustment of $44.2 million, or 6.35% of acquired loans
  - Potential for future "accounting noise" within any given PCI pool, but aggregate outlook continues to improve
- Period end accretable yield decreased $3.3 million (7%) in 2013Q2 to $42.2 million
  - Aggregate PCI loans continue to perform well
  - Continue to benefit from prudent discount rate assumptions

(Unaudited; $ in thousands)

Deposit Mix

PARKSTERLING

Period-End Deposit Mix – By Type

	2012Q2	2012Q3	2012Q4	2013Q1	2013Q2
Noninterest bearing DDA	$ 158,838	$ 165,899	$ 243,495	$ 256,931	$ 265,246
MMDA, NOW and savings accounts	332,648	341,788	758,763	733,493	743,791
Time deposits < $250,000	186,140	172,213	471,094	453,653	442,458
Time deposits > $250,000	23,860	20,205	47,603	46,915	43,207
Brokered deposits	140,548	131,570	111,049	103,829	98,403
Total deposits	$ 842,034	$ 831,675	$1,632,004	$1,594,821	$1,593,105
Noninterest bearing DDA	19%	20%	15%	16%	16%
MMDA, NOW and savings accounts	40%	41%	46%	46%	47%
Time deposits < $250,000	22%	21%	29%	28%	28%
Time deposits > $250,000	3%	2%	3%	3%	3%
Brokered deposits	17%	16%	7%	7%	6%
Total deposits	100%	100%	100%	100%	100%
Memo Items					
Core deposits[1]	$ 677,626	$ 679,900	$1,473,352	$1,444,077	$1,451,495
% of total deposits	80.5%	81.8%	90.3%	90.5%	91.1%
Cost of interest bearing deposits	0.61%	0.58%	0.36%	0.30%	0.27%

2013Q2


Brokered deposits 6%
DDA 16%
Time Deposits 30%
MMDA & Savings 47%

- Total deposits decreased $1.7 million (0%) in 2013Q2 to $1.59 billion
  - Noninterest bearing deposits increased $8.3 million (3%)
  - MMDA, NOW and savings accounts increased $10.3 million (1%)
  - Brokered deposits decreased $5.4 million (5%)
  - Approximately 91% of period end deposits considered "core" (excludes brokered and local time deposits > $250,000)
  - Cost of interest bearing deposits decreased 3 basis points to 0.27% as a result of shift in mix and re-pricing strategies

(Unaudited; 2012Q4 derived from audited financial statements. $ in thousands)
(1) Core deposits exclude brokered deposits and time deposits > $250,000

Capital and Liquidity Ratios Remain Strong

PARKSTERLING

Tier 1 Leverage Ratio (%)


18.00
16.00
14.00
12.00
10.00
8.00
6.00
4.00
2.00
14.92
15.39
11.25
11.72
11.91
10.85 10.31 9.22
11.00 9.91 9.25
10.69 10.12 9.65
11.14 10.59 9.69
2012Q2
2012Q3
2012Q4
2013Q1
2013Q2
75th %
50th %
25th %
PSTB

Reliance on Wholesale Funding (%)


25.00
20.00
15.00
10.00
5.00
23.02
22.25
12.27
11.35
10.61
15.27 12.72 7.55
15.82 11.00 7.43
15.15 9.96 6.48
13.70 10.18 6.29
2012Q2
2012Q3
2012Q4
2013Q1
2013Q2
75th %
50th %
25th %
PSTB

Tangible Common Equity / Tangible Assets* (%)*


20.00
18.00
16.00
14.00
12.00
10.00
8.00
6.00
4.00
2.00
17.02
17.31
11.05
11.51
11.48
8.40 7.79 6.16
8.57 8.24 6.27
8.64 7.46 6.77
8.97 8.13 7.21
2012Q2
2012Q3
2012Q4
2013Q1
2013Q2
75th %
50th %
25th %
PSTB

On-Hand Liquidity#/Liabilities (%)


30.00
25.00
20.00
15.00
10.00
5.00
26.11
22.35
16.38
16.93
19.98
19.48 14.36 9.98
17.81 15.79 10.15
17.99 14.74 9.47
17.59 14.38 10.55
2012Q2
2012Q3
2012Q4
2013Q1
2013Q2
75th %
50th %
25th %
PSTB

*Source: SNL and company data # On-hand liquidity includes interest –bearing balances, securities and Fed funds sold, less Fed funds purchased and pledged securities. * Non-GAAP financial measure (reconciliation to the most comparable GAAP measure is presented in the Appendix).*

Peer group percentiles include publicly-held depository institutions identified in Appendix.

Asset Quality Continues to Improve

PARKSTERLING

Loan Mix by Grade (1)

	2012Q2	2012Q3	2012Q4	2013Q1	2013Q2
Pass Grade	$669,984	$ 673,023	$1,313,367	$1,291,289	$1,272,842
Special Mention	16,832	17,769	22,585	17,759	14,302
Classified	26,153	18,080	21,490	20,910	17,349
Gross loans	$712,969	$ 708,872	$1,357,442	$1,329,958	$1,304,493
Pass Grade	94.0%	94.9%	96.7%	97.1%	97.6%
Special Mention	2.3%	2.5%	1.7%	1.3%	1.1%
Classified	3.7%	2.6%	1.6%	1.6%	1.3%
Gross loans	100.0%	100.0%	100.0%	100.0%	100.0%

Asset Quality Measures

	2012Q2	2012Q3	2012Q4	2013Q1	2013Q2
Nonaccrual loans	$ 16,757	$ 9,792	$ 10,374	$ 9,725	$ 6,832
Troubled debt restructurings	3,428	7,390	7,367	7,383	7,767
Loans 90+-days past due, and still accruing	131	164	77	2	196
Nonperforming loans	20,316	17,346	17,818	17,110	14,795
OREO (covered and non-covered)	14,744	13,028	25,073	21,251	16,283
Nonperforming assets	$ 35,060	$ 30,374	$ 42,891	$ 38,361	$ 31,078
Nonperforming loans to total loans (%)	2.85%	2.45%	1.31%	1.29%	1.13%
Nonperforming assets to total assets (%)	3.13%	2.74%	2.11%	1.93%	1.58%
Net charge-offs (recoveries)	$ 1,024	$ 231	$ (390)	$ 151	$ 274
Annualized net charge-offs to average loans (%)	0.56%	0.13%	-0.11%	0.05%	0.08%

OREO Roll-forward Analysis

	2012Q2	2012Q3	2012Q4	2013Q1	2013Q2
Beginning OREO	$ 16,674	$ 14,744	$ 13,028	$ 25,073	$ 21,251
Additions	1,778	1,286	2,681	3,157	1,122
Acquired OREO	-	-	18,957	-	-
Write-downs	(793)	(755)	(3,813)	(229)	(784)
Sales	(2,914)	(2,247)	(5,780)	(6,750)	(5,306)
Ending OREO	$ 14,744	$ 13,028	$ 25,073	$ 21,251	$ 16,283

(Unaudited; 2012Q4 derived from audited financial statements. $ in thousands)
(1) Loans exclude deferred fees

- Asset quality continued to improve from already attractive levels
  - Pass Grade loans increased to 97.6% of total loans
  - Nonperforming loans decreased $2.3 million (14%) to 1.13% of total loans
  - Nonperforming assets decreased $7.3 million (19%) to 1.58% of total assets
  - OREO decreased $5.0 million (23%) to $16.3 million
    - Includes $6.5 million of covered OREO, representing 40% of total OREO
  - Net charge-offs totaled $274,000, or 0.08% of total loans (annualized)

Allowance for Loan Losses

PARKSTERLING

Allowance for Loan Losses

	2012Q2	2012Q3	2012Q4	2013Q1	2013Q2
Three Months and Period Ended					
Beginning balance	$ 9,556	$ 9,431	$ 9,207	$ 10,591	$ 10,749
Provision expense	899	7	994	309	372
Charge-offs	(1,262)	(1,102)	(330)	(782)	(1,106)
Recoveries	238	871	720	631	832
Ending Balance	$ 9,431	$ 9,207	$ 10,591	$ 10,749	$ 10,847
Components of Allowance					
Quantitative ("FAS 5")	$ 7,427	$ 7,730	$ 7,914	$ 7,065	$ 7,568
Qualitative ("FAS 5")	633	663	995	1,060	916
Specific ("FAS 114")	1,117	523	715	1,637	979
PCI loan impairments ("SOP 03-3")	255	291	967	987	1,384
Ending Balance	$ 9,431	$ 9,207	$ 10,591	$ 10,749	$ 10,847
Memo Items					
Total loans	$ 712,506	$ 708,283	$1,356,707	$1,329,749	$1,304,659
ALLL to total loans (%)	1.32%	1.30%	0.78%	0.81%	0.83%
Total loans	$ 712,506	$ 708,283	$1,356,707	$1,329,749	$1,304,659
Adjusted allowance*	33,695	30,719	64,310	60,382	55,026
Adjusted allowance to total loans* (%)	4.73%	4.34%	4.74%	4.54%	4.22%

- Allowance for loan losses increased $98,000 (1%) in 2013Q2 to $10.8 million
  - Increase partially driven by higher balance of non-acquired loans
  - Historical time series, or look back period, now covers 12-15 quarters for each loan type (unless minimum applies)
- Remain comfortable with adjusted allowance to total loans* of 4.22%

(Unaudited; 2012Q4 derived from audited financial statements; $ in thousands)
* Non-GAAP financial measure (reconciliation to the most comparable GAAP measure is presented in the Appendix)

Remain in Top Quartile of Peer Group

PARKSTERLING

NPLs to Total Loans (%)


7.00
6.00
5.00
4.00
3.00
2.00
1.00
2.85
2.45
1.31
1.29
1.13
6.40 3.59 2.54
6.11 3.59 1.92
5.29 3.07 1.79
5.08 2.85 1.60
2012Q2
2012Q3
2012Q4
2013Q1
2013Q2
75th %
50th %
25th %
PSTB

NPAs to Total Assets (%)


7.00
6.00
5.00
4.00
3.00
2.00
1.00
3.13
2.74
2.11
1.93
1.58
6.35 3.56 2.81
5.71 3.02 2.66
5.01 2.63 2.45
4.84 2.73 2.24
2012Q2
2012Q3
2012Q4
2013Q1
2013Q2
75th %
50th %
25th %
PSTB

Allowance for Loan Losses to Total Loans (%)


5.00
4.50
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
4.73
4.34
4.74
4.54
4.22
1.32
1.30
0.78
0.81
0.83
2.49 2.11 1.42
2.49 1.89 1.42
2.29 1.90 1.43
2.25 1.87 1.41
2012Q2
2012Q3
2012Q4
2013Q1
2012Q3
75th %
50th %
25th %
PSTB
PSTB - Adjusted*

Annualized NCOs to Average Loans (%)


2.00
1.50
1.00
0.50
(0.50)
0.56
0.13
(0.11)
0.05
0.08
1.75 0.98 0.48
1.84
0.59
1.59
1.13
0.37
0.76
0.35
2012Q2
2012Q3
2013Q1
2013Q2
75th %
50th %
25th %
PSTB

Source: SNL and company data
** Non-GAAP financial measure (reconciliation to the most comparable GAAP measure is presented in the Appendix)*

Peer group percentiles include publicly-held depository institutions identified in Appendix.

Capital Management

PARKSTERLING

Initiation of Cash Dividend on Common Shares

- Announced initiation of quarterly cash dividend on common shares in third quarter
  - Amount: $0.02/share ($894,000)
  - Record Date: August 6, 2013
  - Payment Date: August 20, 2013
- First cash dividend paid to common shareholders in Park Sterling's history
- Reflects confidence in the company's earnings profile and financial condition
- Reflects the company's commitment to generating an appropriate total return to shareholders
- Future dividends will be subject to Board of Directors approval

Possible Redemption of SBLF Preferred Stock

- Evaluating possible redemption of $20.5 million Series C Preferred Stock assumed in merger with Citizens South
  - Would eliminate dividend to U.S. Treasury ($302,000 in 2013Q2, including a $152,000 prior period adjustment)
  - Coincides with expiration of minimum 10.00% Tier 1 leverage ratio commitment to regulators following Initial Public Offering (expires August 2013)

Stock Repurchase Authorization

- Previously authorized 2.2 million share repurchase program remains in place
  - Program intended to take advantage of opportunities to repurchase shares when believed to produce attractive risk-return for shareholders
  - De minimis number of shares purchased to date (3,000 at average cost of $4.84/share)

Closing Comments

PARKSTERLING

Strong Financial Performance in 2013Q2

- Third consecutive quarter of record operating earnings
  - Balanced revenue growth across net interest income and noninterest income
  - Growing bottom-line without reaching for yield through extended duration assets
  - Improved already top quartile adjusted ROAA
- Strong asset quality and capitalization
  - Attractive risk profile maximizes strategic flexibility
  - Excess capital available to support growth initiatives
  - Engaged in strategic capital initiatives to enhance shareholder value

Well Positioned for Future Growth

- Strong organic growth opportunities
  - Investing excess merger-related cost savings in retail and business banking
  - Adding bankers, product specialists and support personnel
  - Leveraging presence in attractive metropolitan markets
- Strong strategic growth opportunities
  - M&A discussions accelerating in our markets
  - Well positioned competitively – solid earnings, strong balance sheet, experienced leadership, attractive currency/ownership, proven success in partnerships

PARKSTERLING

Reconciliation of Non-GAAP Measures

PARKSTERLING

PARK STERLING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
($ in thousands, except per share amounts)
(three month and period end results unless otherwise stated)

	June 30, 2013 (Unaudited)	March 31, 2013 (Unaudited)	December 31, 2012 (Unaudited)	September 30, 2012 (Unaudited)	June 30, 2012 (Unaudited)
Adjusted net income					
Pretax income (as reported)	$ 5,780	$ 4,964	$ 2,093	$ 1,079	$ 929
Plus: merger-related expenses	822	836	3,167	1,364	434
Less: gain on sale of securities	(104)	-	-	(989)	(489)
Adjusted pretax income	6,498	5,800	5,260	1,454	874
Tax expense	2,235	1,995	1,691	467	281
Adjusted net income	$ 4,263	$ 3,805	$ 3,569	$ 987	$ 593
Preferred dividends	302	51	51	-	-
Adjusted net income available to common shareholders	$ 3,961	$ 3,754	$ 3,518	$ 987	$ 593
Divided by: weighted average diluted shares	44,204,581	44,069,053	45,002,747	32,138,554	32,120,402
Adjusted net income available to common shareholders per share	$ 0.09	$ 0.09	$ 0.08	$ 0.03	$ 0.02
Estimated tax rate	*34.40%*	*34.40%*	*32.15%*	*32.15%*	*32.15%*
Adjusted net interest margin					
Net interest income (as reported)	$ 18,671	$ 17,736	$ 19,532	$ 9,971	$ 10,100
Less: accelerated mark accretion	(560)	-	(921)	17	(277)
Less: other accelerated accretion	-	-	(121)	-	-
Adjusted net interest income	18,111	17,736	18,490	9,988	9,823
Divided by: average earning assets	1,742,312	1,732,366	1,782,922	998,669	1,012,570
Mutiplied by: annualization factor	4.01	4.06	3.98	3.98	4.02
Adjusted net interest margin	4.17%	4.15%	4.13%	3.98%	3.90%
Net interest margin	4.30%	4.15%	4.36%	3.97%	4.01%
Adjusted noninterest income					
Noninterest income (as reported)	$ 4,106	$ 3,568	$ 3,808	$ 3,318	$ 2,563
Less: gain on sale of securities	(104)	-	-	(989)	(489)
Adjusted noninterest income	$ 4,002	$ 3,568	$ 3,808	$ 2,329	$ 2,074
Adjusted noninterest expense					
Noninterest expense (as reported)	$ 16,922	$ 16,031	$ 20,253	$ 12,203	$ 10,835
Less: merger-related expenses	(822)	(836)	(3,167)	(1,364)	(434)
Adjusted noninterest expense	$ 16,100	$ 15,195	$ 17,086	$ 10,839	$ 10,401
Adjusted total revenues					
Net interest income (as reported)	$ 18,671	$ 17,736	$ 19,532	$ 9,971	$ 10,100
Adjusted noninterest income	4,002	3,568	3,808	2,329	2,074
Adjusted total revenues	$ 22,673	$ 21,304	$ 23,340	$ 12,300	$ 12,174
Adjusted return on average assets					
Adjusted net income available to common shareholders	$ 3,961	$ 3,754	$ 3,518	$ 987	$ 593
Divided by: average assets	1,967,736	1,978,144	2,020,662	1,112,923	1,127,031
Mutiplied by: annualization factor	4.01	4.06	3.98	3.98	4.02
Adjusted return on average assets	0.81%	0.77%	0.69%	0.35%	0.21%
Return on average assets	0.72%	0.65%	0.25%	0.22%	0.24%

Non-GAAP Financial Measures

Tangible assets, tangible common equity, tangible book value, adjusted net income available to common shareholders, adjusted net interest margin, adjusted noninterest income, adjusted noninterest expenses, adjusted total revenues, adjusted allowance for loan losses, adjusted net charge-offs/ recoveries, and related ratios and per share measures, including adjusted return on average assets and adjusted return on average equity, as used throughout this presentation, are non-GAAP financial measures. Management uses (i) tangible assets, tangible common equity and tangible book value (which exclude goodwill and other intangibles from equity and assets), and related ratios, to evaluate the adequacy of shareholders' equity and to facilitate comparisons with peers; (ii) adjusted allowance for loan losses (which includes net FMV adjustments related to acquired loans) and adjusted net charge-offs/ recoveries (which exclude the impact of acquisition accounting related to PCI loans) to evaluate both its asset quality and asset quality trends, and to facilitate comparisons with peers; and (iii) adjusted net income, adjusted noninterest income, adjusted noninterest expenses and adjusted total revenues (which exclude merger-related expenses and gain on sale of securities, as applicable), and adjusted net interest margin (which excludes accelerated mark accretion), and adjusted return on average assets and adjusted return on average equity (which excludes merger-related expenses and gain on sale of securities) to evaluate core earnings and to facilitate comparisons with peers.

Reconciliation of Non-GAAP Measures (continued)

PARKSTERLING

PARK STERLING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
($ in thousands, except per share amounts)
(three month and period end results unless otherwise stated)

	June 30, 2013 (Unaudited)	March 31, 2013 (Unaudited)	December 31, 2012 (Unaudited)	September 30, 2012 (Unaudited)	June 30, 2012 (Unaudited)
Adjusted return on average equity					
Adjusted net income available to common shareholders	$ 3,961	$ 3,754	$ 3,518	$ 987	$ 593
Divided by: average common equity	261,511	258,234	257,335	196,013	194,345
Mutiplied by: annualization factor	4.01	4.06	3.98	3.98	4.02
Adjusted return on average equity	6.07%	5.90%	5.44%	2.00%	1.23%
Return on average equity	5.38%	5.01%	1.96%	1.26%	1.40%
Tangible common equity to tangible assets					
Total assets	$ 1,972,923	$ 1,983,571	$ 2,032,508	$ 1,110,188	$ 1,119,119
Less: intangible assets	(33,860)	(34,118)	(34,375)	(4,337)	(4,439)
Tangible assets	$ 1,939,063	$ 1,949,453	$ 1,998,133	$ 1,105,851	$ 1,114,680
Total common equity	$ 256,557	$ 258,485	$ 255,202	$ 195,804	$ 194,186
Less: intangible assets	(33,860)	(34,118)	(34,375)	(4,337)	(4,439)
Tangible common equity	$ 222,697	$ 224,367	$ 220,827	$ 191,467	$ 189,747
Tangible common equity	$ 222,697	$ 224,367	$ 220,827	$ 191,467	$ 189,747
Divided by: tangible assets	$ 1,939,063	$ 1,949,453	$ 1,998,419	$ 1,105,851	$ 1,114,680
Tangible common equity to tangible assets	11.48%	11.51%	11.05%	17.31%	17.02%
Tangible book value per share					
Issued and outstanding shares	44,700,805	44,648,165	44,575,853	32,706,627	32,706,627
Deduct nondilutive restricted stock awards	(551,400)	(568,260)	(568,260)	(568,260)	(568,260)
Period end dilutive shares	44,149,405	44,079,905	44,007,593	32,138,367	32,138,367
Tangible common equity	$ 222,697	$ 224,367	$ 222,269	$ 191,467	$ 189,747
Divided by: period end dilutive shares	44,149,405	44,079,905	44,027,233	32,138,367	32,138,367
Tangible common book value per share	$ 5.04	$ 5.09	$ 5.05	$ 5.96	$ 5.90
Adjusted allowance for loan losses					
Allowance for loan losses	$ 10,847	$ 10,749	$ 10,591	$ 9,207	$ 9,431
Plus: acquisition accounting FMV adjustments to acquired loans	44,179	49,633	53,719	21,512	24,264
Adjusted allowance for loan losses	$ 55,026	$ 60,382	$ 64,310	$ 30,719	$ 33,695
Divided by: total loans (excluding LHFS)	$ 1,304,659	$ 1,329,749	$ 1,356,833	$ 708,283	$ 712,506
Adjusted allowance for loan losses to total loans	4.22%	4.54%	4.74%	4.34%	4.73%

Special Note

As contemplated during the 2010 public offering, Park Sterling awarded certain performance-based restricted shares to officers and directors following formation of the bank holding company. These 515,400 shares as of June 30, 2013 (568,260 shares in prior quarters; decrease a result of 16,860 shares forfeited in the second quarter of 2013) vest one-third each when the Company's stock price per share reaches the following performance thresholds for 30 consecutive trading days: (i) 125% of offer price ($8.13); (ii) 140% of offer price ($9.10); and (iii) 160% of offer price ($10.40). These anti-dilutive restricted shares are issued (and thereby have voting rights), but are not included in EPS or TBV per share calculations until they vest (and thereby have economic rights).

Peer Group

PARKSTERLING

- The peer institutions listed below have been selected based on the following criteria:
  - Publicly traded depository on a major exchange
  - Generally headquartered in the Carolinas, Virginia or Georgia
  - Total assets between $1 billion and $10 billion
  - Material presence in Park Sterling's current operating markets (generally, based on branch presence)

	Institution Name	Ticker	Exchange	State	City	Total Assets 2013Q1 ($ in thousands)	Market Capitalization* ($ in millions)
1	American National Bankshares Inc.	AMNB	NASDAQ	VA	Danville	1,294,063	193.7
2	Ameris Bancorp	ABCB	NASDAQ	GA	Moultrie	2,861,651	440.4
3	BNC Bancorp	BNCN	NASDAQ	NC	High Point	2,929,191	374.8
4	Capital Bank Financial Corporation	CBF	NASDAQ	FL	Coral Gables	7,083,880	1,093.9
5	Crescent Financial Bancshares, Inc.	CRFN	NASDAQ	NC	Raleigh	1,116,042	213.2
6	First Bancorp	FBNC	NASDAQ	NC	Troy	3,280,945	299.8
7	First Community Bancshares, Inc.	FCBC	NASDAQ	VA	Bluefield	2,720,291	347.3
8	First Financial Holdings, Inc.	FFCH	NASDAQ	SC	Charleston	3,216,647	384.4
9	FNB United Corp.	COB	NASDAQ	NC	Asheboro	2,093,311	190.2
10	NewBridge Bancorp	NBBC	NASDAQ	NC	Greensboro	1,712,079	237.5
11	Palmetto Bancshares, Inc.	PLMT	NASDAQ	SC	Greenville	1,099,291	175.5
12	**Park Sterling Corporation**	**PSTB**	**NASDAQ**	**NC**	**Charlotte**	**1,983,571**	**274.6**
13	Peoples Bancorp of North Carolina, Inc.	PEBK	NASDAQ	NC	Newton	1,018,280	77.2
14	SCBT Financial Corporation	SCBT	NASDAQ	SC	Columbia	5,141,929	934.9
15	TowneBank	TOWN	NASDAQ	VA	Portsmouth	4,375,164	536.8
16	United Community Banks, Inc.	UCBI	NASDAQ	GA	Blairsville	6,849,368	806.5
17	Yadkin Valley Financial Corporation	YDKN	NASDAQ	NC	Elkin	1,846,592	231.9

** Market capitalization shown as of July 22, 2013.*

Source: SNL